Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. 1350

Each of the undersigned, the Chairman and Chief Executive Officer and the Senior Vice President-Chief Financial Officer of ITC^DeltaCom, Inc., hereby certifies that, on the date hereof:

1.	The quarterly report on Form 10-Q of ITC^DeltaCom, Inc. for the quarterly period ended June 30, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ITC^DeltaCom, Inc.

Date: August 9, 2004	/s/ Larry F. Williams

Larry F. Williams Chairman and Chief Executive Officer

Date: August 9, 2004	/s/ Douglas A. Shumate

Douglas A. Shumate Senior Vice President-Chief Financial Officer